Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES FIRST QUARTER

2015 RESULTS

Boston, MA — May 4, 2015 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the first quarter 2015.

“The first quarter was unseasonably active for STAG as we closed $97 million of acquisitions, including our second OP Unit transaction. Year-to-date, we have closed or committed to close a total of $257 million of investments which accounts for over 50% of the Company’s $450 million target for 2015,” said Ben Butcher, Chief Executive Officer of the Company.  “We are very bullish on all facets of our business and confident that we are well prepared to maintain our pace of accretive growth.”

First Quarter Highlights:

•                 Generated Cash NOI of $41.3 million compared to $31.9 million for the first quarter of 2014, an increase of 29.6%.

•                 Generated Core FFO of $23.7 million compared to $19.0 million for the first quarter of 2014, an increase of 24.5%. This represents $0.35 of Core FFO per diluted share for the first quarter of 2015.

•                 Acquired five industrial buildings consisting of approximately 1.5 million square feet for $97 million. In the aggregate, the properties were purchased for an 8.0% estimated average cash capitalization rate.  The acquired buildings were 100% occupied at closing.

•                 Closed or committed to close a total of $257 million of acquisitions year-to-date, representing over 50% of the Company’s $450 million target for 2015.

•                 Achieved quarter-end occupancy on the Company’s portfolio of 94.4%, executing leases for approximately 549,133 square feet.

•                 Achieved a retention rate of 64.1% for 1.5 million square feet of leases expiring in the quarter and 66.4% for 4.1 million square feet over the trailing twelve months.  Experienced an increase in cash and GAAP rent of 6.7% and 9.6%, respectively, for the quarter’s renewals.

•                 Issued $120 million in senior unsecured notes on February 20, 2015 which completed the funding of the $200 million private placement of senior unsecured notes previously announced in the fourth quarter of 2014. This issuance completes the comprehensive refinancing and modification announced in December 2014.

•                 Raised $32 million of equity consisting of (i) $10 million of common equity at an average price of $24.29 per share through the Company’s ATM programs and (ii) $22 million of Common Units in the Operating Partnership at a price of $26.95 per share (“OP Units”) related to an acquisition.

•                 Subsequent to quarter-end, on May 4, 2015 Fitch Ratings upgraded its investment grade rating to BBB for STAG Industrial, Inc. and its operating partnership STAG Industrial Operating Partnership L.P.

•                 Subsequent to quarter-end, on May 4, 2015 the Board of Directors voted to increase the monthly dividend by 2.2% to $0.1150 per share effective July 2015.

Key Financial Measures

For the three months ended March 31, 2015, Cash NOI was $41.3 million, which represents growth of 29.6% as compared to the three months ended March 31, 2014. Adjusting Cash NOI to account for the timing of acquisitions and excluding non-recurring termination fee income, stabilized run rate Cash NOI would have been $42.0 million for the three months ended March 31, 2015. Contributions to the growth in Cash NOI include $9.6 million related to acquisition volume and $0.5 million from modest same store growth over the comparison period.

Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) was $34.5 million for the three months ended March 31, 2015, which represents growth of 25.5% over the same comparison period. Included in Adjusted EBITDA is recurring General and Administrative expense which grew 37.5%, or $2.1 million, for the three months ended March 31, 2015 as compared to March 31, 2014. This growth is primarily related to the annual non-cash compensation awards, which had a shorter vesting period than previous years and the expansion of the Company’s acquisition capabilities.

For the three months ended March 31, 2015, Core FFO was $23.7 million, which represents growth of 24.5% in the aggregate and fell 2.8% on a diluted, per share basis over the same comparison period, primarily driven by the increase in General and Administrative expenses included in Adjusted EBITDA.

Net loss for the three months ended March 31, 2015 was $1.4 million. Included in net loss is depreciation and amortization expense of $26.1 million.  A reconciliation of net income (loss) to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and adjusted FFO (“AFFO”), all non-GAAP financial measures, appears at the end of this release (see the Company’s supplemental information package for additional disclosure).

The Company’s key financial measures are noted in the chart below:

KEY FINANCIAL MEASURES

	Three months ended March 31,
Metrics	2015	2014	% Change
($000,000s, except per share data)
Cash Net Operating Income	$41.3	$31.9	30%
Adjusted EBITDA	$34.5	$27.5	26%
Core FFO	$23.7	$19.0	25%
Core FFO per share / unit - diluted	$0.35	$0.36	-3%
AFFO	$25.0	$19.3	30%
Net Income (Loss)	$(1.4)	$0.0	NA

Acquisition & Disposition Activity and Guidance

Inclusive of contracts executed but not yet closed, the Company has closed or committed to close a total of $257 million of acquisitions year-to-date. This represents over 50% of the Company’s targeted acquisitions volume. The Company targets 25% annual growth in its portfolio which equates to $450 million for 2015.

During the three months ended March 31, 2015, the Company acquired five industrial buildings consisting of approximately 1.5 million square feet for $97 million, including one industrial building consisting of 503,490 square feet for $35 million, with a portion of the consideration for the transaction funded through the issuance of 812,676 OP Units with a fair value of $22 million. The acquired buildings were 100% occupied at closing.

An OP Unit transaction allows the seller to exchange property for ownership interests in STAG on a tax-deferred basis similar to a 1031 Exchange. OP Units receive distributions equal to STAG’s common stock dividend. Furthermore, sellers are generally able to redeem OP Units for cash equal to the value of the same number of shares of common stock in STAG or, at the Company’s election, for shares of common stock on a 1:1 basis.

Details of the acquired buildings are shown in the chart below:

FIRST QUARTER 2015 ACQUISITIONS

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price (MM) (2)	Remaining Lease Term (Years)	Capitalization Rate (3)
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	1/22/2015	503,490	1	$34.9	8.4	—
Greenville-Mauldin-Easley, SC	3/09/2015	157,500	1	4.8	2.8	—
New Haven-Milford, CT	3/13/2015	824,727	3	57.4	4.5	—
Total/Weighted Average		1,485,717	5	$97.1	5.7	8.0%

(1) Core based statistical area

(2) Excludes property acquisition costs

(3) See Non-GAAP Financial Measures and Other Definitions section for definition

Subsequent to quarter-end and through May 4, 2015, the Company acquired an additional four industrial building consisting of 450,427 square feet for $21 million. These buildings were under contract as of March 31, 2015.  As of May 4, 2015, the Company had entered into contracts to acquire another 11 industrial buildings for $84 million. Included in acquisitions under contract are three build-to-suit transactions which are scheduled to close in the second quarter of 2015. The Company also executed non-binding letters of intent (“LOI”) to acquire five additional industrial buildings for $55 million. In the aggregate, the Company has acquired and is in the process of acquiring an additional 20 industrial buildings for $160 million subsequent to quarter-end.

As of May 4, 2015, the Company’s pipeline of potential acquisitions is $1.4 billion across 121 industrial buildings.  The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under LOI require the negotiation and execution of definitive purchase and sale agreements.  There can be no assurance that any of the properties under contract or LOI will be acquired on the terms anticipated or at all.  In addition, there can be no assurance that the Company will achieve its targeted acquisition level for 2015.

There was no disposition activity during the quarter.

Leasing Activity

During the three months ended March 31, 2015, the Company executed leases consisting of approximately 549,133 square feet. Annual leasing activity is historically lighter in the first half of the calendar year and this quarter’s small sample size is consistent with our seasonal experience. The leases signed are detailed below:

FIRST QUARTER 2015 LEASING ACTIVITY

Lease Type	Count	Square Feet	W.A. Lease Term	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change (1)	GAAP Rent Change (1)
New Leases	2	167,200	2.9	$3.40	$0.61	$0.98	$1.59	8.3%	0.0%
Renewal Leases	2	136,653	3.6	7.24	0.22	0.00	0.22	-4.5%	0.1%
Total /Weighted Avg. New & Renewal	4	303,853	3.3	$5.12	$0.44	$0.54	$0.97	-2.4%	0.1%
Temporary Leases	5	245,280
Total Leasing Activity	9	549,133

(1) Rent change for new leases where there were no prior comparable leases, due to extended downtime or materially different lease structures, are excluded (one lease / 97,000 SF)

There were 12 leases consisting of approximately 1.5 million square feet that expired in the first quarter and the tenant retention rate for these leases was 64.1%. The rental rate on the renewed leases expiring in the first quarter increased 6.7% on a cash basis and 9.6% on a GAAP basis.

2015 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention Rate	Cash Rent Change	GAAP Rent Change
Q1	1,528,723	979,987	3.52	64.1%	6.7%	9.6%

Subsequent to March 31, 2015, the Company has executed three leases consisting of 65,540 square feet.

Portfolio Highlights

The Company’s occupancy rate at the end of the first quarter was 94.4% compared to the fourth quarter occupancy level of 94.9%, representing a decline of 0.50%, as the Company’s acquisitions (generally 100% occupied) continue to stabilize. The Company’s portfolio, inclusive of acquisitions and dispositions, totaled approximately 48.5 million square feet as of March 31, 2015, representing an increase in square footage of 24.3% since March 31, 2014.  Portfolio characteristics are detailed in the chart below:

PORTFOLIO CHARACTERISTICS

	March 31, 2015	March 31, 2014
Square Feet	48,533,893	39,046,566
Occupancy	94.4%	94.9%
# of Tenants	231	193
Average Lease Size	171,031	167,681
Average Building Size	191,834	184,182
Average Building Age	29	28
Average Clear Height (1)	26-29’	25-29’

(1) Excludes flex / office buildings

The chart below details the Company’s market exposure:

BUILDINGS BY LOCATION CLASSIFICATION

Location		Square Footage			Annualized Base Rental Revenue
Classification (1)	# of Buildings	Amount	%	Occupancy	Amount	%
Primary	49	10,009,268	20.6%	96.9%	$37,542,121	20.7%
Secondary	150	31,043,576	64.0%	93.4%	116,684,724	64.5%
Tertiary	54	7,481,049	15.4%	95.4%	26,818,529	14.8%
TOTAL	253	48,533,893	100.0%	94.4%	$181,045,374	100.0%

(1) See Non-GAAP Financial Measures and Other Definitions section for definition

The chart below details the Company’s tenant credit profile:

TENANT CREDIT PROFILE (1)

	March 31, 2015	March 31, 2014
Tenants Publicly Rated	55.7%	57.2%
Tenants Rated Investment Grade	27.1%	29.5%
Tenant Revenue > $100 Million	88.5%	87.0%
Tenant Revenue >$ 1 Billion	61.0%	60.3%

(1) Percentages based on annualized base rental revenue and includes tenants, guarantors, and / or non-guarantor parents

Liquidity, Capital Markets Activity, and Financial Statistics

Subsequent to quarter-end, on May 4, 2015, Fitch Ratings upgraded its investment grade rating to BBB for STAG Industrial, Inc. and its operating partnership STAG Industrial Operating Partnership L.P. In addition, Fitch Ratings upgraded the preferred stock to BB+.

As of March 31, 2015, the Company had total immediate liquidity of $389 million, comprised of $12 million of cash and $377 million of immediate availability on the Company’s unsecured credit facility and unsecured term loan. This liquidity is sufficient to address the Company’s anticipated 2015 acquisitions.

As of March 31, 2015, the Company’s enterprise value was approximately $2.5 billion comprised of $1.6 billion of equity market capitalization, $139 million of preferred equity and total debt of $747 million.

On February 20, 2015, the Company issued $100 million of 4.32% Series D 10-year unsecured notes and $20 million of 4.42% Series E 12-year unsecured notes representing the culmination of the comprehensive refinancing and modification announced in December 2014.

As of March 31, 2015, the Company had approximately $747 million of debt outstanding with a weighted average remaining term of 7.4 years and a weighted average interest rate of 4.5%. All of the outstanding floating rate debt was fixed through interest rate swaps as of March 31, 2015.

The chart below details the Company’s debt capital structure and financial ratios:

DEBT CAPITAL STRUCTURE AND FINANCIAL RATIOS

	March 31, 2015		March 31, 2014
Total Debt ($000s)	$747,131		$546,464
Weighted Average Duration (years)	7.4		4.8
Weighted Average Interest Rate	4.47%		3.82%
% Secured	30%		41%
% Maturing Next 12 Months	0.0%		0.0%
Net Debt to Real Estate Cost Basis (1)	39%		37%
Total Debt to Enterprise Value	30%		27%
Net Debt to Annualized Adjusted EBITDA (2)	5.3	x	4.7	x
Interest Coverage Ratio (3)	4.5	x	5.1	x

(1)	Real estate cost basis is equal to the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization
(2)	Annualized Adjusted EBITDA as defined at the end of this release
(3)	Adjusted EBITDA divided by interest expense less non-cash portion of interest expense

During the three months ended March 31, 2015, the Company raised $32 million of equity consisting of proceeds raised through the ATM programs and OP Units privately placed in connection with an acquisition. The Company continues to utilize its ATM programs as its primary source of equity capital and expects to continue to rely on the ATM programs in the future as its primary source of equity and execute discrete follow-on offerings as required and available. The Company also intends to increase its use of the OP Unit transactional structure to acquire properties as it provides the Company an attractive avenue to efficiently raise equity capital.

During the three months ended March 31, 2015, the Company issued 417,115 shares of common stock under its ATM programs realizing gross proceeds of $10 million. The Company has two ATM programs with a total of $172 million available.  The chart below reflects the activity for the quarter ended March 31, 2015:

2015  ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds (MM)	Net Proceeds (MM)
Q1	417,115	$24.29	$10.1	$10.0
Total/Weighted Average	417,115	$24.29	$10.1	$10.0

Additionally, the Company granted 812,676 Common Units in the Operating Partnership at a price of $26.95 per share, resulting in a fair value of $22 million to fund a portion of the equity associated with an acquisition.

Dividends

Subsequent to quarter-end, on May 4, 2015, the Company’s Board of Directors declared a monthly dividend of $0.1150 for the months of July, August, and September, representing an increase of 2.2%. Previously, at the October 2014 meeting, the Board of Directors raised the dividend 2.3% from $0.1100 to $0.1125. Over the past 12 months the Board of Directors has raised the dividend 4.5%.

Q2 & Q3 2015 COMMON DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
April-2015	April 30, 2015	May 15, 2015	$0.1125
May-2015	May 29, 2015	June 15, 2015	$0.1125
June-2015	June 30, 2015	July 15, 2015	$0.1125
July-2015	July 31, 2015	August 17, 2015	$0.1150
August-2015	August 31, 2015	September 15, 2015	$0.1150
September-2015	September 30, 2015	October 15, 2015	$0.1150

Subsequent to quarter-end, on May 4, 2015, the Company’s Board of Directors declared the second quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The quarterly dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the quarterly dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. The record date for the preferred stock dividends is June 15, 2015, and the dividends are payable June 30, 2015.

The Company’s dividend policy is set by the Board of Directors which considers, among other factors, a combination of (i) REIT distribution requirements and (ii) recurring, distributable, cash income.  Other factors include AFFO, which the Company considers when determining its distribution levels. The Company’s AFFO payout ratio was 91% for the three months ended March 31, 2015.

Conference Call

The Company will host a conference call tomorrow, at 11:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13607014.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	March 31, 2015	December 31, 2014
Assets
Rental Property:
Land	$202,930	$191,238
Buildings and improvements, net of accumulated depreciation of $117,106 and $105,789, respectively	1,171,160	1,118,938
Deferred leasing intangibles, net of accumulated amortization of $159,206 and $146,026, respectively	254,155	247,904
Total rental property, net	1,628,245	1,558,080
Cash and cash equivalents	11,688	23,878
Restricted cash	7,233	6,906
Tenant accounts receivable, net	18,554	16,833
Prepaid expenses and other assets	26,397	22,531
Interest rate swaps	111	959
Due from related parties	121	130
Total assets	$1,692,349	$1,629,317
Liabilities and Equity
Liabilities:
Unsecured credit facility	$73,000	$131,000
Unsecured term loans	150,000	150,000
Unsecured notes	300,000	180,000
Mortgage notes payable	224,131	225,347
Accounts payable, accrued expenses and other liabilities	17,543	21,558
Interest rate swaps	4,037	873
Tenant prepaid rent and security deposits	11,644	11,480
Dividends and distributions payable	7,696	7,355
Deferred leasing intangibles, net of accumulated amortization of $7,242 and $6,565, respectively	10,246	10,180
Total liabilities	798,297	737,793
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2015 and December 31, 2014	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at March 31, 2015 and December 31, 2014	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 64,947,384 and 64,434,825 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	649	644
Additional paid-in capital	949,467	928,242
Common stock dividends in excess of earnings	(229,006)	(203,241)
Accumulated other comprehensive loss	(4,302)	(489)
Total stockholders’ equity	855,808	864,156
Noncontrolling interest	38,244	27,368
Total equity	894,052	891,524
Total liabilities and equity	$1,692,349	$1,629,317

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended March 31,
	2015	2014
Revenue
Rental income	$43,249	$34,118
Tenant recoveries	7,587	5,416
Other income	153	209
Total revenue	50,989	39,743
Expenses
Property	10,246	7,985
General and administrative	7,530	5,475
Property acquisition costs	318	559
Depreciation and amortization	26,129	19,854
Other expenses	186	237
Total expenses	44,409	34,110
Other income (expense)
Interest income	3	4
Interest expense	(8,010)	(5,666)
Gain on sale of rental property	—	50
Total other income (expense)	(8,007)	(5,612)
Net income (loss) from continuing operations	$(1,427)	$21
Net income (loss)	$(1,427)	$21
Less: Loss attributable to noncontrolling interest after preferred stock dividends	(198)	(364)
Net income (loss) attributable to STAG Industrial, Inc.	$(1,229)	$385
Less: preferred stock dividends	2,712	2,712
Less: amount allocated to unvested restricted stockholders	101	88
Net loss attributable to common stockholders	$(4,042)	$(2,415)
Weighted average common shares outstanding — basic and diluted	64,286,213	45,139,481
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.06)	$(0.05)
Loss per share — basic and diluted	$(0.06)	$(0.05)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended March 31,
	2015	2014
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$(1,427)	$21
Asset management fee income	(117)	(169)
General and administrative	7,530	5,475
Property acquisition costs	318	559
Depreciation and amortization	26,129	19,854
Interest income	(3)	(4)
Interest expense	8,010	5,666
Other expenses	186	237
Gain on sale of rental property	—	(50)
Corporate sub lease rental income	(51)	—
NET OPERATING INCOME	$40,575	$31,589

Net operating income	$40,575	$31,589
Straight-line rent adjustments, net	(1,291)	(1,191)
Intangible amortization in rental income, net	2,065	1,510
CASH NET OPERATING INCOME	$41,349	$31,908

Cash net operating income	$41,349
Cash NOI from acquisitions’ timing	1,241
Termination fee income	(544)
RUN RATE CASH NOI	$42,046

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$(1,427)	$21
Intangible amortization in rental income, net	2,065	1,510
Termination income	(544)	(35)
Property acquisition costs	318	559
Depreciation and amortization	26,129	19,854
Interest income	(3)	(4)
Interest expense	8,010	5,666
Gain on sale of rental property	—	(50)
ADJUSTED EBITDA	$34,548	$27,521

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended March 31,
	2015	2014
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$(1,427)	$21
Rental property depreciation and amortization	26,087	19,817
Gain on sale of rental property	—	(50)
Funds from operations	$24,660	$19,788
Preferred stock dividends	(2,712)	(2,712)
Amount allocated to unvested restricted stockholders	(101)	(88)
Funds from operations attributable to common stockholders and unit holders	$21,847	$16,988

Funds from operations attributable to common stockholders and unit holders	$21,847	$16,988
Intangible amortization in rental income, net	2,065	1,510
Termination income	(544)	(35)
Property acquisition costs	318	559
CORE FUNDS FROM OPERATIONS	$23,686	$19,022

Weighted average shares and units outstanding
Weighted average common shares	64,286,213	45,139,481
Weighted average restricted shares	290,280	279,659
Weighted average units	3,249,372	7,111,984
Weighted average shares and units outstanding — basic	67,825,865	52,531,124
Unvested outperformance plan	—	414,938
Weighted average shares and units outstanding — diluted	67,825,865	52,946,062
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.35	$0.36
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.35	$0.36

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$23,686	$19,022
Add: non-rental property depreciation and amortization	42	37
Straight-line rent adjustments, net	(749)	(1,024)
Recurring capital expenditures	(12)	(19)
Lease renewal commissions and tenant improvements	(132)	(169)
Non-cash portion of interest expense	299	315
Non-cash compensation expense	1,847	1,090
ADJUSTED FUNDS FROM OPERATIONS	$24,981	$19,252

Non-GAAP Financial Measures and Other Definitions

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: NOI is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, offering costs, gain on sales of rental property, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company defines Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less termination income, less Cash NOI from dispositions.  The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.  The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year-over-year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. Core FFO and AFFO are presented excluding property acquisition costs, lease termination income, and intangible amortization in rental income.  AFFO of the Company also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and AFFO  exclude rental property depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO, Core FFO and AFFO may not be comparable to such other REITs.  FFO, Core FFO and AFFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): represents net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on sales of rental property, and intangible amortization in rental income.  Adjusted EBITDA is deemed helpful to investors by the Company as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s industrial properties. The Company also uses this measure in ratios to compare its performance to that of its industry peers.

Annualized Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): Equal to Adjusted EBITDA multiplied by four.

Location Classification: defined as follows: primary markets as the 29 largest industrial metropolitan areas, which each have approximately 200 million or more in net rentable square footage.  We define secondary industrial markets as the markets which each have net rentable square footage ranging from approximately 25 million to approximately 200 million.  We define tertiary markets as markets with less than 25 million square feet of net rentable square footage.

Capitalization Rate: The weighted estimated average capitalization rate was calculated by dividing the (i) Company’s estimate of year one net cash flow from operations, which does not include termination income, miscellaneous other income, credit loss, or vacancy loss, by (ii) the acquisition price, as defined by accounting principles generally accepted in the United States of America (“GAAP”). These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Brad Shepherd, Vice President, Investor Relations
617-226-4987

InvestorRelations@stagindustrial.com